Standard Life Investments (CF), LTD.
Code of Ethics and Professional Conduct
2012
Contents:
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF), LTD.
Code of Ethics
Standard Life Investments (Corporate Funds) LTD (“SLI (CF)”) recognizes its fiduciary obligations as an investment adviser. Consistent with these obligations, and for purposes of compliance with Rule 204A-1 of the Investment Advisers Act of 1940 (“IAA”), SLI (CF) hereby classifies 2 types of employees, Supervised persons1 and Access persons2. All Supervised Persons will be required to adhere to this Code of Ethics and to the pre-clearance requirements of personal trading contained within the Personal Trading Policy in Section II. Access persons will further be required to submit certain reports of personal accounts as contained in Section III.
All employees of SLI (CF) must:
I.	Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow professionals;

II.	Use an affirmative duty of care, loyalty, honesty, and good faith in complying with their fiduciary duties towards clients;

III.	Act for the benefit of SLI (CF) clients and place client interests before their own;

IV.	Treat all clients fairly and equitably; never act in such a way as to grant, or appear to grant, favored status to one client over another;

V.	Comply with all applicable federal securities laws;

VI.	Report any violations of the Code of Ethics and Professional Conduct to the SLI (CF) compliance manager or chief compliance officer;

VII.	Submit timely, in true and complete form, all reports as required hereunder, including an annual written acknowledgment of the receipt of the Code of Ethics and Professional Conduct and any amendments;

VIII.	Adhere to all provisions and restrictions contained in this document including, but not limited to, those related to insider trading, gifts and entertainment, and conflicts of interest.
This Code of Ethics also requires that the SLI (CF) compliance manager, chief compliance officer, or a person so designated by the compliance manager or chief compliance officer, provide all supervised persons a copy of this Code of Ethics and any amendments, and to review all reports submitted by employees pursuant to this document.
All employees shall attest in writing to having received and understood this Code of Ethics and Professional Conduct within 10 days of employment, and annually thereafter.

[1]	Pursuant to Rule 204A-1 of the IAA, an adviser’s supervised persons “...are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf, as well as any other persons who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.”

[2]	Access persons are defined in the IAA as “...a supervised person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.”
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF), LTD.
Personal Trading
GENERAL POLICY:
Employees of SLI (CF) are prohibited from engaging in transactions of reportable securities3 in which the employee is a beneficial owner4 without prior approval as specified in this document. In no event should an employee participate in the trading of any security in such a way as to place, or appear to place, personal interests ahead of those of clients of SLI (CF) or its affiliates.
Employees are required to provide certain information regarding accounts in which they are beneficial owner as specified in this document. In meeting this requirement, employees of SLI (CF) are required to instruct banks, brokers, or other agents with whom they have any account to send duplicates of all trade confirmations and periodic account statements. Note this requirement applies to reportable as well as non-reportable securities.
All reports required under this policy to be submitted by the compliance manager should be reviewed by the operations manager or appropriate designee.
PERSONAL TRADING AND REPORTING POLICY:
PRE-APPROVAL:
All trades in reportable securities, including Initial Public Offerings and Limited Offerings, for applicable accounts (i.e. those in which the SLI (CF) employee is a beneficial owner of securities held in the account) must be pre-approved. The employee must:
•	Satisfy himself / herself that the security in question is not included on the “No Trading” list (as maintained by the compliance group within the Charles River Trading System);

•	Complete the Pre-Approval Form (see Appendix B )

•	Obtain the approval to trade from the head of the appropriate desk (“Head PM”) (e.g. a trade in a U.K. equity would need approval from the head of U.K. Equities) (see Authorized Signors List — Appendix C );

•	Once the trade is completed, provide a copy of the signed authorization to the compliance manager;

•	Arrange for the compliance manager or chief compliance officer to receive a copy of the trade confirmation from the broker or party executing the trade.

[3]	Reportable securities is broadly defined to include all securities (including limited partnerships and other private placements), with five exceptions: general obligations of the U.S. Government, money market instruments (including bankers’ acceptances, certificates of deposit, commercial paper, repurchase agreements, and other high quality short-term debt instruments), shares of money market funds, shares in open-end investment companies (except those advised or sub-advised by SLI (CF) or its affiliates), unit investment trusts if exclusively invested in unaffiliated mutual funds. There is no explicit exception for securities traded or held in non-U.S. markets. Thus, all such securities are deemed to be reportable.

[4]	Beneficial ownership is defined as having direct or indirect pecuniary interest in a security. This includes securities held by family members and others living in the same household, as well as interests arising through any contract, arrangement, or relationship.
Internal Use Only - Not to be disclosed outside Standard Life group

Authority to trade will generally be granted for 2 business days — if an employee needs more time to complete the trade additional approvals are required. If, after a trade has been authorized, the employee decides not to trade, notification of the cancellation must be provided to the compliance manager or chief compliance officer.
Where an analyst or fund manager is researching a particular stock, no personal dealing is permitted by them in that stock 5 business days either side of it being traded by SLI.
APPROVAL CRITERIA
The Head PM is responsible for determining if the trade in question raises, or appears to raise, a conflict with SLI (CF)’s fiduciary duty to its clients. In making such determinations, the will consider several elements, including, but not limited to:
•	Pending investment decisions to me made on behalf of client accounts (i.e. those investment decisions not being executed but nonetheless being contemplated to a degree that there is a reasonable possibility trading will occur — the period of consideration (i.e. blackout period” is 3 days);

•	Size of the trade versus position held or trades contemplated in client accounts;

•	Suspicion that trade may be based on material, non-public information;

•	Trades currently being executed for client orders;

•	Any other factor which may give rise to a conflict of interest or the appearance thereof.
Trades in personal accounts should not be approved on the same day as trades are executed in the same security for client accounts. In the event that personal trades are executed while investment decisions in the same security are being executed for client accounts5, a personal account may not obtain a superior price to that obtained for client accounts6. If a personal trade is executed on the same day as client orders and receives a superior price, the personal account must disgorge any excess profit.7
If excess profits are deemed to be material by the compliance manager and chief executive officer (generally in excess of $2,500 USD), the amount will be paid to client accounts pro-rata based on participation in the trade. If immaterial, the excess profits will be forwarded to a charity consistent with the policy outlined in the “breaches” section of this policy.

[5]	Although trading for personal accounts should not occur on the same day as trades (in the same security) are executed for client accounts, this policy recognizes that situations may arise which result in such trading. These situations include, but are not limited to: unforeseen decisions to trade on behalf of client accounts by portfolio managers, trades in accounts over which the SLI access person does not have discretion, and trades by persons related to the employee without proper notification.

[6]	Superior price is herein defined as a buy (sell) at a price lower (higher) than that obtained for client accounts in the execution of the trade. Execution for client accounts may take more than one day. Where an investment decision for a client account(s) takes more than 1 day to fill, the personal account may not receive pricing superior to the execution price on any of the days needed to fill client orders.

[7]	For the purpose of disgorgement, excess profit is defined as the price differential times the number of shares traded for the personal account. Price differential is the difference in price obtained by the personal account and the inferior price obtained in filling any part of a client trade. Excess profit will be calculated separately for each part of a client order fill where the personal account received a superior price, even if the weighted average price of all parts of the client order is not superior to the personal order.
Internal Use Only - Not to be disclosed outside Standard Life group

TRADES IN U.S. EQUITIES BY EMPLOYEES OF SLI (CF) AFFILIATES:
The Head PM is responsible for approving or declining to approve, based on the criteria above, all U.S. trades requested by employees of affiliates of SLI(CF). The Head PM shall provide a copy of any such request, including indicia of approval or otherwise, to the U.S. compliance manager.
EXCEPTIONS TO PRE-APPROVAL REQUIREMENT:
Assigned-discretion investment accounts :
These accounts, whereby discretion for the account is assigned to a third party, are excluded from the pre-clearance process above. However, these accounts are still subject to the requirements to: (a) provide 3rd-party confirmations for all trades, (b) provide annual reports as specified below. Notice of the initiation or termination of such accounts must be provided to the compliance manager or chief compliance officer within 30 days of such action.
“529 PLAN” Accounts:
Investments in “529 plans” are not be deemed reportable securities. The determination is based upon the understanding that the underlying investments in the options / plan you have chosen are not, in themselves, reportable.
Exchange Traded Funds (ETF’s):
Trades in ETF’s are excluded from the pre-approval process above. However, these trades are still subject to the requirements to: (a) provide 3rd-party confirmations, (b) provide annual reporting of accounts holding ETF’s as specified below.
HOLDING REQUIREMENT:
Investments must be held for 60 days unless prior written approval is obtained from the compliance manager or chief compliance officer.
BROKER CONFIRMATIONS:
In order to meet the transaction reporting requirements of the IAA:
Every SLI (CF) employee must cause the executing broker to provide the compliance manager or chief compliance officer a confirmation of each / every transaction in reportable securities (excluding reinvestments or systematic contributions / withdrawals.) Such records are due within 30 days of the trade date of the transaction. Broker statements (including confirmations) should be addressed to:
Standard Life Investments
1 Beacon Street 34th Floor
Boston, MA 02108
ATTN: Compliance Department
Internal Use Only - Not to be disclosed outside Standard Life group

Content: Each confirmation must include:
•	The date of transaction, title of security, as applicable the ticker symbol or cusip number, interest rate and maturity date, number of shares, principal amount of each reportable security;

•	The nature of the transaction (e.g. buy, sell, exchange);

•	The price at which the transaction was effected;

•	The name of the broker, dealer, or bank through which the transaction was effected.
MATERIAL NON-PUBLIC INFORMATION:
DEFINITION:
Information is deemed to be material if there is a substantial likelihood that it would influence the trading decisions of a reasonable person. Non-public information is that which has not been made available to the general public.
POLICY:
All SLI (CF) employees must:
•	Comply with all SLI (CF) policies and procedures regarding insider trading (including the production and retention of records as required);

•	Notify the compliance manager or chief compliance officer of any public companies of which they, a member of their household, or other family member are an officer, director;

•	Notify the compliance manager or chief compliance officer in the event an SLI (CF) employee, a member of their household, or other family member hold more than 5% of outstanding equity shares or debt of a publicly traded company;

•	Refrain from trading based upon material, non-public information (i.e. “insider trading”);

•	Acknowledge on an annual basis that they have read and understood the Material, Non-public Information Policies and Procedures contained herein (see Appendix A);

•	Upon employment with SLI(CF) and annually thereafter, submit, in true and accurate form, the Conflicts of Interest Questionnaire (see Appendix E);

•	Notify the compliance manager or chief compliance officer of any violation of the Insider Trading Policies by any employee.
PROCEDURE:
If any employee suspects that they are in possession of material, non-public information they must:
•	Discuss the situation with the head of the appropriate management desk (e.g. for a security traded in the U.S., the Head of U. S. Equities.) If such person is unavailable, the chief executive officer of SLI (CF) should be consulted;

•	Once the determination is that the information is both material and non-public, the Inside Information Notification Form — Part 1 — (see Appendix F) should be completed and submitted to the Operations manager;

•	Operations manager will ensure that Charles River and the No Trading Database are updated;
Internal Use Only - Not to be disclosed outside Standard Life group

•	Operations manager will forward the completed Inside Information Notification Form, including indicia of the successful updates above, to the compliance manager for review and retention.
In the event an employee suspects that information may no longer be deemed either material or non-public they must:
•	Discuss the situation with the head of the appropriate management desk (e.g. for a security traded in the U.S., the Head of U. S. Equities.) If such person is unavailable, the chief executive officer of SLI (CF) should be consulted;

•	Once the determination is that the information is no longer material or non-public, the Inside Information Notification Form — Part 2 — (see Appendix F) should be completed and submitted to the Operations manager;

•	Operations manager will ensure that Charles River, the No Trading Database, and the No Trading Instruction Files are updated;

•	Operations manager will forward the completed Inside Information Notification Form, including indicia of the successful updates above, to the compliance manager for review and retention.
TRADING ON BEHALF OF CLIENT ACCOUNTS:
This policy recognizes that the decision to trade on behalf of client accounts represents material, non-public information. The time frame during which trading decisions represent material, non-public information should be understood to include the time during which contemplation of trading has substance enough that a reasonable person (in light of their fiduciary responsibilities) would deem trading to be likely. Although the decision making process will not trigger the material, non-public information reporting requirements above, no employee of SLI(CF) may trade on the basis of such information. Such “front-running” of client accounts is in direct conflict of SLI(CF)’s fiduciary duties.
BREACHES
The compliance manager has the responsibility to ensure the implementation of these policies is consistent with the fiduciary duty SLI (CF) owes to its clients. Potential breaches of the Personal Trading Policies by any employee shall be reviewed by the employee’s manager, the compliance manager, and the chief executive officer. Excess profits (as defined above) arising from trades which violate trading policies must be disgorged and either: (a) forwarded to a charitable organization to be identified and approved by the compliance manager and chief executive officer (for amounts under $2,500), or (b) returned to the client (when applicable) in a manner consistent with SLI(CF)’s fiduciary duty (for amounts over $2,500).
Penalties for violations will be determined by the chief executive officer and shall include, but not be limited to:
•	Verbal reprimand

•	Additional training and attestations

•	Written notation in personnel file

•	Increased trading restrictions

•	Financial penalty

•	Termination
Appropriate penalties will be based on individual facts and circumstances relevant to each violation. Relevant facts include, but are not limited to: apparent intent, nature of trade relative to SLI (CF) trading, trade size, and recidivism. In all cases, documentation as to the penalties considered and approved will be retained.
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF), LTD.
Additional Reporting for Employees deemed Access Persons:
ANNUAL HOLDINGS REPORTS:
Every Access Person shall provide the following to the compliance manager, or delegate thereof, within 10 days of employment with SLI(CF) and annually thereafter before January 31.
In all cases where reports are submitted, the information contained in the report must be no older than 45 days.
1.	An attestation to the existence of all accounts in which the employee is a beneficial owner of any securities — not just reportable securities (see Appendix D) Employees with no such accounts should attest to such using Appendix D.

2.	A record of holdings in all accounts disclosed in item 1 above. This report should come directly from the broker, bank, custodian, or other entity with the sufficient authority to monitor such accounts (e.g. general partner or auditor of a limited partnership interest).
Content:
All annual holdings reports must include:
1.	Title and type of security, as applicable the ticker symbol or cusip number, interest rate and maturity date, number of shares, principal amount of each reportable security;

2.	The name each broker, dealer, or bank through which the reportable securities are held;

3.	The date the report is submitted (to be noted by the compliance department.)
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF), LTD.
Electronic Communication Policy
SLI (CF) permits business related use of: (a) electronic mail (“e-mail”) and instant messaging via Lotus Notes maintained within the SLI (CF) technology infrastructure, and (b) Bloomberg messaging including “Instant Bloombergs” (together “approved communication mechanisms”). No other mechanism is allowed for business related communications (e.g. internet-based social network sites, personal e-mail accounts.)
All messages (whether business related or not) will be retained for a period of not less than 5 years. During this time, messages are part of official SLI (CF) records and as such are subject to review by regulators and other government officials. Therefore, sound judgment should be exercised when deciding what material is appropriate. SLI (CF) employees are bound here, as in all other aspects of their employment, by the terms of the Code of Ethics and Professional Conduct, as well as the SLI (CF) Non-Harassment Policy.
In utilizing the approved communication methods, the SLI (CF) employee expressly acknowledges and attests to the following:
•	The employee has used only approved communication mechanisms for business purposes;

•	The employee has made all reasonable efforts to ensure the content of electronic communications is consistent with SLI (CF) policies and restrictions including, but not limited to, the SLI (CF) Code of Ethics and Professional Conduct and Non-Harassment Policy;

•	SLI (CF) has the responsibility to review electronic communications to ensure compliance with regulatory requirements and SLI (CF) policies.
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF), LTD.
Gifts and Entertainment
GENERAL POLICY:
SLI (CF) requires that its employees do not offer or accept any gift, entertainment, or other financial or non-financial benefit which would cause, or appear to cause, a conflict with SLI (CF)’s fiduciary duties to its clients.
Gifts are defined as any item or service: (a) provided by any source with whom SLI (CF) or its affiliates conducts, or may conduct, business and (b) the value of which can be fairly estimated at $25 or more.
Entertainment is defined as activities paid for by a broker, analyst, other entity, or representative thereof: (a) where the SLI (CF) employee is accompanied by a representative from the firm paying for the activity, and (b) which occur outside of SLI(CF) offices and normal business hours8910, and (c) where the value is fairly estimated at $25 or more.
Activities provided where a representative of the firm providing the activity is not present should be considered a gift subject to the limits and restrictions of this policy.
GIFTS:
LIMITS ON RECEIPT:
The total value of gifts received from any one source (meant to include all representatives from an individual firm) must not exceed $50 in a calendar year. The receipt of gifts from all sources must not exceed $100 in a calendar year. Gifts in excess of the above limits must be returned to the source or forwarded to the Operations manager for distribution to a charitable organization.
LIMITS ON PROVISION:
Employees should seek pre-approval from the appropriate manager prior to the provision of gifts. Gifts should be paid for using the employee’s corporate-issued credit card.
REPORTING:
All gifts (as defined) should be reported. The provision of gifts will be monitored via the review of activity on each employee’s corporate credit card.
ENTERTAINMENT:
LIMITS ON RECEIPT:

[8]	Entertainment should not be read to include broker-sponsored events through which the SLI(CF) employee gains access to representatives from a target company or consultants.

[9]	Normal business hours generally means SLI(CF) office hours of 8:30am — 5:30pm.

[10]	Any event where a representative of the firm paying for such event is not present will be deemed a gift and subject to the appropriate restrictions and authorization requirements.
Internal Use Only - Not to be disclosed outside Standard Life group

SLI (CF) employees may receive entertainment which is customary and reasonable. Customary and reasonable shall be understood not to exceed $150 per event. In addition, entertainment must not be so frequent or extravagant so as to raise a conflict of interest, or the appearance of a conflict, between the SLI(CF) employee’s interests and those of its clients.
Prior approval by the employee’s manager may be requested for entertainment which exceeds these limits. Managers should approve such entertainment only when he/she reasonably believes that doing so would not present a conflict, either real or apparent, between the interests of the employee and the fiduciary duty owed by SLI(CF) to its clients.
LIMITS ON PROVISION:
The provision of entertainment should be neither so frequent nor extravagant so as to raise a conflict of interest, or the appearance thereof, between the SLI(CF)’s employee’s interests and those of its clients. All entertainment provided should be paid using the employee’s corporate credit card.
REPORTING:
All entertainment (as defined) should be reported. However, nothing in this policy permits an employee to fail to report any entertainment received (regardless of value) which would cause a conflict, or the appearance of a conflict, between the best interests of SLI(CF) clients and the employee’s interests.
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix A
Acknowledgment of the receipt of, and compliance with, the policies contained in the
Code of Ethics and Professional Conduct
I, the undersigned, hereby certify that I have received, read, understand, and will make all reasonable efforts to comply with the provisions of the Code of Ethics and Professional Standards.
•	The Code of Ethics

•	The Personal Trading Policies — including those related to material, non-public information, personal transaction reporting, transaction and annual reporting

•	The Electronic Communication Policy

•	The Gifts and Entertainment Policy

•	The Conflicts of Interest Policy

Name:	Date:

Signed:

Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix B
Pre-Approval for Personal Trading
This form must be completed and authorized prior to instruction to broker
Requested By:______________________________

On “Do Not
Trade” List?
(Y/N) - if Yes
Buy / Sell	Ticker / Cusip / Issuer	Quantity	can not trade	Trade Executed?

Name of Approving Party:______________________________________________
Signature of Approving Party:__________________________________________
Date Approved:________________________(approval only valid for 2 days after this date)
Notes / Amendments (if applicable):
Compliance Review:____________________________Date:______________________
J:GROUPS/Invest/Boston/Operations/Office Forms/ Compliance — 2010 Personal Dealing Approval
Form
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix C
Personal Dealing Authorised Signature List
Asset Class Managers
UK Equities
David Cumming John Wilson
Fixed Interest
Andrew Sutherland
Global Equities (including Australia)
Lance Phillips Steve Weeple
Asia and Japan
Ronnie Petrie Magdalene Miller
Europe
Stan Pearson Kay Eyre
Private Equity
David Currie Peter McKellar

*	This includes Standard Life European Private Equity Trust PLC (SLEPET) authorisation
CF
Jeff Morris Bill Perry
Money Markets and Foreign Exchange
Gordon Lowson Ken Dickson
Investment Trusts*
Gordon Humphries Dale MacLennan
Whom Failing
Jim Conway (Global Head of Equity Trading) will serve as a whom failing for any of the Equities desks.
SLI Investment Trusts

*	When dealing in SLI Investment Trusts, an additional signature must come from the Head of Investment Companies.
J:GROUPS/Invest/Boston/Operations/Office Forms/ Compliance — 2010 Personal Dealing -
Authorised Signors List
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix D
Annual Report of Brokerage Accounts
Name:_____________________________________________________
I hereby attest that the following accounts represent all of those in which I have a direct or indirect beneficial ownership interest.

Broker Name	Account Number

Employee Signature:______________________________________Date:____________
Compliance Review:___________________________Date:________________________
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix E
Conflicts of Interest Questionnaire
Name:___________________________________________________
Instructions: All employees of SLI (CF) must complete this form truthfully and accurately. Any questions or uncertainties arising while doing so should be directed to the compliance manager or chief compliance officer.
1. Do you, or any family member11, serve as an officer or director (or in other similar capacity) of an investment adviser, financial planner, broker-dealer, charitable foundation or trust, or publicly traded entity?
NO: ( )            YES: ( )
If yes, please list the following (attach additional pages as needed):
Name:
Relationship to SLI (CF) employee:
Firm providing employment:
Explanatory notes (if needed):
2. Do you or any family member, either individually or part of a group, own more than 5% of the outstanding equity shares or outstanding debt of any publicly traded company?
NO: ( )            YES: ( )
If yes, please list the name of the firm and the percentage of shares owned by the individual or group.
Signed:______________________________ Date:__________________________
Compliance Review:__________________________ Date:____________________

[11]	“Family member” should include spouse, partners, children, parents, or other members of the employee’s household.
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix F
Inside Information Notification Form
          PART 1 - (Complete, photocopy and pass COPY to compliance manager)

	Time & Date	Security	Put on by	Authorised By
ON

No Trading

List
          Compliance Review:_____________________________Date:__________________
          PART 2 - (Complete, photocopy and pass COPY to compliance manager)

	Time & Date	Taken off by	Authorised By
OFF

No Trading

List
          Compliance Review:________________________________Date:_________________
Internal Use Only - Not to be disclosed outside Standard Life group

Standard Life Investments (CF) LTD
Code of Ethics and Professional Conduct
Appendix G
SLIH Conflicts of Interest Policy
Standard Life Investments (Holdings) Ltd
Conflicts of Interest Policy
Version 2.0
REF: PLGV1V03
Strictly Private and Confidential
This document should not be reproduced or used outside of the Standard Life group of companies.
Version Control
Internal Use Only - Not to be disclosed outside Standard Life group

Date	Version	Author	Description
01/11/07	v1	CM / WJB	COI Policy v1

14/01/2011	v2	KJH	CoI Policy v2
Sign-Off Control

Date	Version	Sign-off by:
12/11/07	v1	NKS

	V2	SLI ERMC
Internal Use Only - Not to be disclosed outside Standard Life group

Internal Use Only - Not to be disclosed outside Standard Life group

1. Introduction
A conflict of interest is defined as any situation where the interests of the firm, including its managers and employees, conflict with those of a client, or where there is a conflict between one client of the firm and another. The duties of individual employees when conflicts of interest arise are set out within each individual’s contract of employment.
The purpose of this policy is to:
•	provide clarity as to who is responsible for managing conflicts of interest at Standard Life Investments (Holdings) Ltd and its subsidiaries (the Company)

•	set out the Company Board’s (the Board) risk appetite in relation to conflicts of interest

•	outline the framework for identifying and managing conflicts of interest
This policy will be made available to staff via the Compliance Manual and referred to in the Code of Conduct.
All Approved Persons will be required to confirm their review and understanding of the document on an annual basis.
2. Application
This policy is applicable to all people, but is particularly relevant for executive managers12 and anyone involved in the performance of regulated or ancillary activities on behalf of clients.
Any joint venture arrangement where the Company does not have a controlling interest is not obliged to follow this policy. However, reasonable efforts will be taken to integrate the standards of this policy into the joint venture entity and ensure that the Company has adequate representation on the appropriate governing body.
3. Minimum Policy Standards
3.1 Identifying conflict of interest situations
All Company people have a responsibility to identify actual and potential conflict of interest situations, taking into account the following;
1)	Is the Company or a person connected with it likely to make a financial gain, or avoid a financial loss at the expense of a client?

2)	Does the Company or a person connected with it have an interest in transactions or services provided to clients?

[12]	Executive Managers are defined as members of the Standard Life Group’s Executive Job Family employed by the Company or senior executives of the Company reporting to the Chief Executive.

3)	Are there any incentives, financial or otherwise, to favour one client or group of clients over another?

4)	Does the Company or a person connected with it carry out the same business as the client?

5)	The possible provision or receipt of financial or non-financial benefits which may be deemed to be an inducement to do business.
The structure and business activities of other companies in the Standard Life Group must also be taken into account when identifying conflict of interest situations
3.2 Record of actual/potential conflict situations
The Risk & Compliance department will maintain a schedule of actual or potential conflicts of interest, including the arrangements in place for managing those conflicts. This schedule will form Appendix 1 of this policy and will be subject to at least annual review and approval by the SLI Enterprise Risk Management Committee (ERMC).
3.3 Disclosure to clients
Any conflicts which cannot be effectively managed, and which pose a material risk of damage to the interests of clients, will be disclosed to clients before undertaking business with them. This disclosure must be in a durable medium and must include sufficient detail to allow the client to make an informed decision on whether or not to do business with the Company.
4. Procedures and Practices
Each department will be responsible for ensuring appropriate procedures and practices are in place for managing identified conflicts of interest so as to prevent a material risk of damage to the interest of clients.
5. Responsibilities
5.1 All Company People (including Contractors)
All Company people are responsible for the identification of conflicts of interest and for highlighting them to their Line Manager and, where necessary to the Risk and Compliance Department. The Code of Conduct places responsibility on all people to address conflicts.
See 3.1 above for guidance.
All managers have responsibility for notifying the Risk and Compliance Department of any actual or potential conflicts of interest which relate to them and their direct reports and for outlining what mitigating action they will take for each conflict. See 3.1 above for guidance. If a manager has any doubts or concerns regarding a potential conflict of interest, they should contact the Risk and Compliance Department to seek guidance on the matter.

5.2 Conflicts of Interest relating to Outside Appointments
All Company People (including Contractors)
Subject to the requirements noted within the Code of Conduct, you may act as a director or officer of an outside business, subject to the approval of the Chief Executive, Standard Life Investments. This approval must be obtained in all cases. The Chief Executive, Standard Life Investments is responsible for ensuring that the potential for conflict of interest is reduced to a minimum.
Executive Managers/Directors
Executive Managers / Directors are responsible for informing Group Secretariat of any outside appointments for themselves and connected persons. Group Secretariat holds a register of outside appointments, which could highlight potential conflicts of interests, for all Directors within the Group. A list of possible conflict situations is included in Appendix 2 for guidance. See 1) Standard Life Group Conflicts of Interest Policy and 2) Group Outside Appointments Policy for further information.
Should directors need further guidance on conflicts of interest they should contact Standard Life Investments Risk and Compliance Department and/or Group Company Secretary and General Counsel.
5.3 Risk and Compliance
The Risk and Compliance Department are responsible for maintaining the conflicts of interest policy and related schedules, assisting departments in ensuring compliance with the policy and for ensuring appropriate governance arrangements are in place to review the conflicts of interest register.
5.4 Group Conflicts of Interest Policy, Business Unit (SLI) Policy Implementation Manager (PIM) / Policy Owner (PO)
On an annual basis the SLI PIM / PO responsible for sign off of the Group Conflicts of Interest Policy will review the SLI Conflicts of Interest Policy to ensure that it meets, and continues to meet, the requirements of the Group Conflicts of Interest policy and any local legislative and / or regulatory requirements.
6. Risk Appetite
All conflicts of interest must be understood and effective arrangements must be in place to manage them. Most conflicts create reputational and regulatory risk and the company’s appetite for these risks is very low.
7. Exemptions

There are no exemptions to the requirements of the conflicts of interest policy.
8. Authorities and Limitations
The SLI Enterprise Risk Management Committee (ERMC) will formally approve this policy;
1)	Should any material amendments be made to it,

2)	On an annual basis, ensuring that the policy meets, and continues to meet, the requirements of the Group Conflicts of Interest policy and any local legislative and or regulatory requirements.

3)	Including, on an annual basis, review of the Conflicts of Interest Register for completeness and accuracy, ensuring that all potential and actual conflicts have been identified, and where relevant, managed or disclosed.
The Risk and Compliance Department will ensure that the Group ERMC receive formal confirmation that the Policy has been authorised locally.
9. Associated Legislation / Regulation / Industry Accepted Practice
This policy will be enacted in accordance with relevant legislation, regulation and industry accepted practice.
10. Compliance Monitoring and Reporting
The Risk and Compliance Department will put in place appropriate arrangements to monitor compliance with this policy and to report any exceptions to the SLI Operational Risk Committee and the SLI ERMC.
11. Relationship with other documents
Group Conflicts of Interest Policy
Group Regulatory Compliance Policy
Group Outside Appointments Policy
Code of Conduct
Industry Guidance
FSA Handbook of Rules and Guidance
Contracts of Employment
Executive Service Agreements
Records Management Policy
Group Transfer Pricing Policy (related party transactions)
Board Charter
Code of Ethics
Legal Policy

Appendix 1
Standard Life Investments Register of Conflicts
          This is a separate document held by the Risk and Compliance Department.